UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

     CERES ORION L.P.
(Exact name of registrant as specified in its charter)
New York	000-50271	22-3644546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.
Management Agreement – Greenwave Capital Management LLC
Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and the Registrant have entered into a management agreement dated as of September 17, 2020 (the “Greenwave Management Agreement”) with Greenwave Capital Management LLC, a Delaware limited liability company (“Greenwave”), pursuant to which, effective October 1, 2020, Greenwave shall manage the portion of the Registrant’s assets allocated to it.
The General Partner has initially selected an enhanced version of Greenwave’s Flagship Plus 2X Program to manage the Registrant’s assets allocated to Greenwave. The General Partner and Greenwave have agreed that Greenwave will initially trade the Registrant’s assets allocated to Greenwave at a level that is up to 3 times the amount of such assets, unless otherwise agreed to by the General Partner and Greenwave.
Pursuant to the Greenwave Management Agreement, the Registrant pays Greenwave a monthly management fee equal to 1/12 of 0.75% (0.75% per year) of the month-end Net Assets of the Partnership (as defined in the Greenwave Management Agreement) allocated to Greenwave. Greenwave also receives a quarterly incentive fee equal to 20% of New Trading Profits (as defined in the Greenwave Management Agreement) earned by Greenwave in each quarterly period.
The Greenwave Management Agreement expires on December 31, 2021.  If it is not terminated as of that date, it shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until it is otherwise terminated pursuant to the terms of the Greenwave Management Agreement.
The Greenwave Management Agreement is filed herewith as Exhibit 10.1.
Management Agreement – Quantica Capital AG
The General Partner and the Registrant have entered into a management agreement dated as of September 18, 2020 (the “Quantica Management Agreement”) with Quantica Capital AG, a private company limited by shares (Aktiengesellschaft) organized under the laws of Switzerland (“Quantica”), pursuant to which, effective October 1, 2020, Quantica shall manage the portion of the Registrant’s assets allocated to it.
The General Partner has initially selected the Quantica Managed Futures Program to manage the Registrant’s assets allocated to Quantica. The General Partner and Quantica have agreed that the leverage applied to the Registrant’s assets allocated to Quantica, either directly or through a master fund, shall initially be 2 times the amount of such assets, which may be changed by the General Partner from time to time with 5 days’ prior notice to Quantica, but in no event shall the leverage applied exceed 2 times the amount of such assets.
Pursuant to the Quantica Management Agreement, the Registrant pays Quantica a monthly management fee equal to 1/12 of the applicable management fee indicated in the table below of the month-end Net Assets of the Partnership (as defined in the Quantica Management Agreement) allocated to Quantica. Quantica also receives an annual incentive fee equal to 20% of New Trading Profits (as defined in the Quantica Management Agreement) earned by Quantica in each annual period.

Allocation Amount	Monthly Management Fee	Annual Incentive Fee
$1 – $49,999,999	0.75%	20%
$50,000,000 or more	0.60%	20%

The Quantica Management Agreement expires on December 31, 2021.  If it is not terminated as of that date, it shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until it is otherwise terminated pursuant to the terms of the Quantica Management Agreement.
The Quantica Management Agreement is filed herewith as Exhibit 10.2.
Item 1.02   Termination of a Material Definitive Agreement.
Management Agreement – Winton Capital Management Limited
Effective September 30, 2020, the General Partner terminated, solely with respect to the Registrant, the management agreement dated as of July 3, 2014, as amended (the “Winton Management Agreement”), by and among the Registrant, the General Partner, Winton Capital Management Limited (“Winton”), CMF Winton Master L.P. and the funds listed in Schedule A to the Winton Management Agreement.  Winton managed the portion of the Registrant’s assets allocated to it pursuant to the Winton Management Agreement.

Item 9.01   Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed herewith.
Exhibit No.	Description
10.1	Greenwave Management Agreement by and among the Registrant, the General Partner and Greenwave.
10.2	Quantica Management Agreement by and among the Registrant, the General Partner and Quantica.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CERES ORION L.P.

By: Ceres Managed Futures LLC, General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  October 6, 2020